Exhibit 5.1

Joel Bernstein
Attorney-at-Law
Suite 300
2509 N.W. 63rd Street
Boca Raton, FL 33496

December 16, 2022

Stabilis Solutions, Inc.
11570 Katy Freeway, Suite 900
Houston, TX 77079

Re:	Stabilis Solutions, Inc.

Registration Statement on Form S-3 (No. 333-264230)
Ladies and Gentlemen:
We have acted as Florida counsel for Stabilis Solutions, Inc., a Florida corporation (the “Company”), in connection with certain matters of Florida law arising out of the issuance and sale pursuant to a public offering by the Company of common stock, par value $0.001 per share, of the Company (the “Common Stock”), having an aggregate offering price of up to $16,274,617 (the “Shares”), to be offered in an “at-the-market” offering, as defined in Rule 415 of the Securities Act of 1933, as amended (the “Act”), under the above-referenced Registration Statement and all amendments thereto (the “S-3 Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act, pursuant to Equity Distribution Agreement, dated December 16, 2022, by and between the Company and Johnson, Rice & Company, L.L.C. (the “Agreement”).
In connection with our representation of the Company and as a basis for the opinions hereinafter set forth, we have examined originals or copies of the following documents (hereinafter collectively referred to as the “Documents”):
(i) a copy of the S-3 Registration Statement, on the form filed by the Company with the Commission under the Act;
(ii) a copy of the prospectus contained in the S-3 Registration Statement, as supplemented by a Prospectus Supplement dated December 16, 2022 (collectively, the “Prospectus”), filed with the Commission pursuant to Rule 424(b)(5) of the Act;

(iii) the Amended and Restated Articles of Incorporation of the Company, as amended to date and in effect on the date hereof, as filed with the Secretary of State of Florida (the “Articles”);
(iv) the Amended and Restated Bylaws of the Company, as certified by the Company’s duly elected Secretary (the “Bylaws”);
(v) a copy of the resolutions duly adopted by the Board of Directors of the Company on December 15, 2022, relating to, among other matters, the issuance and sale of the Shares and authorization of the Agreement as certified by the Company’s duly elected Secretary (the “Resolutions”);
(vi) the Agreement;
(vii) a certificate of the Secretary of the Company, as to the authenticity of the Articles and Bylaws of the Company, the incumbency of the officers of the Company, the Resolutions, and other matters that we have deemed necessary and appropriate; and
(viii) such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.
In reaching the opinions set forth below, we have assumed:
(a) that all signatures on the Documents and any other documents submitted to us for examination are genuine;
(b) the authenticity of all Documents submitted to us as originals, the conformity to originals of all Documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c) the legal capacity of all natural persons executing any Documents, whether on behalf of themselves or other persons;
(d) that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized;
(e) that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;
(f) all public records reviewed or relied upon by us or on our behalf are true and complete;
(g) that all representations, warranties, statements and information contained in the Documents are accurate and complete;
(h) there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of any of the Shares;
(i) that at the time of delivery of the Shares, all contemplated additional actions shall have been taken and the authorization of the issuance of the Shares will not have been modified or rescinded;
(j) the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;
(k) the consideration received for the issuance and sale of the Shares is as contemplated by the Agreement and is not less than the par value per share;
(l) that the aggregate number of shares of capital stock of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved shares of Common Stock, together with the number of shares of Common Stock previously issued and outstanding and the number of shares of Common Stock previously reserved for issuance by the Company upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of the then authorized shares of Common Stock of the Company;

(m) that there has been no oral or written modification of or amendment to the Agreement, and there has been no waiver of any provision of the Agreement, by actions or omission of the parties or otherwise; and
(n) that prior to the issuance of any Shares, the price and certain other terms of issuance of such Shares will be duly authorized and approved by the officers authorized under the Resolutions, in accordance with and not in violation of the Florida Business Corporation Act, the Articles, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”).
As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.
Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:
1. The Company is a validly existing corporation in good standing under the laws of the State of Florida.
2. The issuance of the Shares by the Company has been duly authorized and, when and if the Shares are duly issued and delivered in the manner and for the consideration contemplated by each of the Corporate Proceedings, the S-3 Registration Statement, the Prospectus and the Agreement, the Shares will be validly issued, fully paid and nonassessable.
In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:
(i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Florida. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Florida.
(ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii) We express no opinion on the application of federal or state securities laws to the transactions contemplated by the Documents.
The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm in connection therewith. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
s/Joel Bernstein
s/Joel Bernstein, Esq.Law Offices